Spindle Names Michael J. Schwartz Interim Chief Executive Officer

27 Year Payments Veteran with Proven Record of Leadership and Transformational Capabilities Focused on Solution Delivery, Building Teams, Integrating Business and Technology Objectives, Managing Projects/Programs, and Multi-Phase Large Project Implementations

SCOTTSDALE, AZ--(Marketwired – June 13, 2016) - Spindle, Inc., (OTCQB: SPDL) ("Spindle" or "Company"), a leading provider of Unified Commerce solutions, today announced that it has named 27 year respected payments veteran Michael J. Schwartz as its Interim Chief Executive Officer. Schwartz replaces Bill Clark who has held the CEO role since 2011.

Schwartz is a payments industry veteran with a 27 year proven track record of leadership and transformational capabilities focused on solution delivery. During his career Schwartz has held numerous executive roles where he was responsible for vision and strategy creation, creatively solving complex functional and technical problems, building high-performing teams, and managing and leveraging capital wisely. Schwartz’s prior roles have leveraged his detailed knowledge and understanding of Credit Card processing, the Merchant Acquiring industry, Billing Solutions, Core Banking, High-Volume Transaction Processing, and High-Availability Systems. In addition, Schwartz has extensive international/multi-culture experience and is well-versed in all aspects of Information Technology and Operations Excellence.

Newly appointed Spindle Chairman of the Board, following Mr. Clark’s resignation, Frank Knuettel II commented, “We are very pleased to have named Michael Schwartz as the Company’s Interim CEO. I’ve personally worked with Michael in the past and his resume speaks for itself. It’s extremely rare that a still small but growing company like Spindle is able to secure such a high caliber executive with such a well documented track record of value creation in our exact space. We believe that in light of recent fundamental progress with our business, now was the opportune time to bring in an executive of Michael’s caliber.”

Knuettel concluded, On behalf of the Company’s Board of Directors, I want to thank out-going CEO Bill Clark for his long standing and unwavering commitment to the Company.”

Prior to joining Spindle, Schwartz was Chief Technology Officer, International Group of Fiserv, a leading global provider of information management and electronic commerce systems for the financial services industry. Prior to that, he served as Chief Information Officer, Biller Solutions of Fiserv.

From 2009 – 2012, Schwartz was Chief Operating Officer for IP Commerce. While there, he was responsible for products and delivery resulting in revenue growth of greater than 60x over a 30-month period. His efforts lead to 45x transaction growth over a 30-month period while improving overall system availability and reducing merchant impacts resulting from system and product-related issues. Early in his career, he was Senior VP, International Technology and Chief Technology Officer for TSYS Acquiring, a wholly owned subsidiary of NYSE traded TSS, a leading third-party card processor in North America and the number one third-party processor of non-domestic accounts.

He attended and received his undergraduate degree from Harvard University.

Michael J. Schwartz, Spindle Interim CEO commented, “I’m very excited at the opportunity to lead Spindle at what I believe to be a very opportunistic time. I’ve spent the majority of the last three decades, the majority of my professional career, in the payments space, and I look forward to using my experience, knowledge, and relationships to further build upon recent impressive momentum and accomplishments driven by my predecessor.”

Schwartz continued, “As part of my hiring, it was imperative that my goals and the goals of our shareholders were properly aligned. It’s for this reason that I have opted for a compensation package heavily laden in equity, as opposed to cash, as I stongly believe in Spindle’s current and future strategy and capabilities. I look forward to working diligently towards creating shareholder value on our collective behalves”.

About Spindle

Spindle is an innovator of unified commerce solutions for consumer-facing merchants of all sizes. It is focused on pioneering new ways for businesses to rapidly integrate mission critical business services, payment acceptance, and mobile marketing services-while empowering location-based merchant discovery, fulfillment and frictionless consumer engagement. Spindle is dedicated to offering cutting-edge solutions that surpass traditional boundaries and allow clients, partners, merchants and consumers to take full advantage of the rapidly emerging mobile economy. Spindle's extensive proprietary intellectual property portfolio-which includes patents pending-encompasses networks, mobile payments, and security. For more information, visit www.spindle.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements, as described in our reports filed with the Securities and Exchange Commission which are available for review at www.sec.gov, to differ materially from anticipated results, performance, or achievements. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT INFORMATION

Peyton Jackson

Executive Vice President

Spindle, Inc.

202-517-8707

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